EXHIBIT 107

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common stock, $0.05 par value per share	Rule 457(o)	3,500,000	$2.00 (1)	$7,000,000	0.0001476	$1,033.20
Fees to be Paid	Equity	Common stock issuable upon the exercise of Warrants	Rule 457(o)	4,535,000	$2.00 (1)	$9,070,000	0.0001476	$1,338.73
	Total Offering Amounts					$16,070,000		$2,371.93
	Total Fees Previously Paid							-
	Total Fee Offsets							$2,264.61
	Net Fee Due							$107.32

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Scientific Industries Inc.	S-1	333-272905(1)	23-Jun-23		$2,264.61	Equity	Common stock, $0.05 par value per share		$20,000,000
Fee Offset Sources	Scientific Industries Inc.	S-1	333-272905(1)		23-Jun-23						$2,264.61

(1)

The Registrant paid a registration fee of $2,264.61 in connection with the registration of $20,000,000 of shares of the Registrant’s Common stock, par value $0.05 per share, under the Registration Statement on Form S-1, filed on June 23, 2023 (File No. 333-272905) (the “Prior S-1”). The Prior S-1 was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior S-1 was withdrawn by filing a Form RW on December 1, 2023. In accordance with Rule 457(p)under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $2,264.61, representing the fee paid in connection with the Prior S-1.